Exhibit 4.4
                    [Form of common stock certificate of
                        General Semiconductor, Inc.]

NUMBER                                                      COMMON STOCK
                                                               SHARES

INCORPORATED UNDER THE       GENERAL SEMICONDUCTOR,   THIS CERTIFICATE IS
LAWS OF THE STATE OF                  INC.            TRANSFERABLE IN NEW
DELAWARE                                              YORK, N.Y. AND
                                                      RIDGEFIELD PARK, N.J.

THIS CERTIFIES that                                     CUSIP 376787 10 3


is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER
SHARE OF

GENERAL SEMICONDUCTOR, INC. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its authorized officers.

Dated:

General Semiconductor, Inc.
        CORPORATE                                    /s/ Ronald A. Ostertag
           SEAL                                      CHAIRMAN, PRESIDENT
           1990                                   & CHIEF EXECUTIVE OFFICER
         DELAWARE
                                       *            /s/ Stephen B. Paige
                                                              SECRETARY

COUNTERSIGNED AND REGISTERED:

      CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
BY                            TRANSFER AGENT
                               AND REGISTRAR
                            AUTHORIZED SIGNATURE

 [Form of reverse of common stock certificate of General Semiconductor, Inc.]

                        GENERAL SEMICONDUCTOR, INC.

               The Corporation will furnish without charge of each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be sent to the Secretary of the Corporation at its home office, or to its Transfer Agent named on the face of this certificate.

               The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --  as tenants in     UNIF GIFT MIN ACT  -- _______ Custodian ______
             common                                  (Cust)            (Minor)

TEN ENT  --  as tenants by                         under Uniform Gifts to Minors
             the entireties                         Act __________________
                                                                 (State)

JT TEN   --  as joint tenants
             with right of
             survivorship and
             not as tenants in
             common

               Additional abbreviations may also be used though not in the above list.

               For value received, __________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------------

-----------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


-----------------------------------------------------------------------------

                                                            shares
------------------------------------------------------------
of  the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                            Attorney
------------------------------------------------------------
to transfer the said stock on the books of the within named
Corporation with full power of substitution in the premises.

Dated
     ------------------


                   ---------------------------------------------------------
                   NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED:

------------------------------------

               This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between General Semiconductor, Inc. (formerly General Instrument Corporation) and ChaseMellon Shareholder Services, L.L.C., dated as of January 6, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of General Semiconductor, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. General Semiconductor, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor from such holder. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.